EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Unless noted, all subsidiaries are formed under local law.

DASYTEC USA, Incorporated, a New Hampshire corporation
Hyperception, Inc., a Texas corporation
measX GmbH, Germany
measX GmbH & Co., Kg, Germany
National Instruments Australia Corporation, a Texas corporation
National Instruments Belgium N.V.
National Instruments Brazil Ltda.
National Instruments Canada Corporation, a Texas corporation
National Instruments China Corporation, a Texas corporation
National Instruments (Czech Republic) s.r.o.
National Instruments Corporation (UK) Limited, United Kingdom
National Instruments de Mexico, S.A. de C.V.
National Instruments de Mexico Servicios, S.A. de C.V.
National Instruments Engineering GmbH, Germany
National Instruments Engineering GmbH & Co. KG, Germany
National Instruments Europe Corporation, a Texas corporation
National Instruments Europe Software and Hardware Manufacturing Kft., Hungary
National Instruments Finland Oy
National Instruments France Corporation, a Texas corporation
National Instruments Germany GmbH
National Instruments Gesellschaft m.b.H., Salzburg, Austria
National Instruments Hellas Measurement and Automation Systems, E.P.E., Greece
National Instruments Hong Kong Limited
National Instruments Hungary Trading Kft.
National Instruments (Ireland) Limited
National Instruments Ireland Resources Limited
National Instruments Instrumentacija, avtomatizacija in upravljanje procesov d.o.o., Slovenija
National Instruments International Holdings B.V., Netherlands
National Instruments Israel Ltd.
National Instruments Italy s.r.l.
National Instruments Japan Kabushiki Kaisha
National Instruments (Korea) Corporation
National Instruments Lebanon Corporation, a Texas corporation
National Instruments Netherlands B.V.
National Instruments New Zealand Limited
National Instruments Poland Sp.Zo.o.
National Instruments Portugal Unipessoal Lda.
National Instruments Russia Corporation, a Texas corporation
National Instruments Scandinavia Corporation, a Texas corporation
National Instruments Services B.V., Netherlands
National Instruments Singapore (PTE) Ltd.
National Instruments Spain, S.L.
National Instruments Sweden A.B.
National Instruments Switzerland Corporation, a Texas corporation
National Instruments Taiwan Corporation, a Texas corporation
National Instruments Thailand Ltd.
NICEC, Inc., a Texas Corporation
NI Hungary Software and Hardware Manufacturing Kft.
NI Solutions (Proprietary) Limited, South Africa
NI Systems (India) Private Limited, India
Shanghai NI Instruments LTD, People's Republic of China
Virtual Instruments SDN BHD, Malaysia
Washington Holding and Finance B.V., Netherlands